Exhibit 99.1

Nicholas Financial, Inc. Corporate Headquarters 2454 McMullen-Booth Rd. Building C, Suite 501 Clearwater, FL 33759	Contact: Katie MacGillivary Vice President, CFO Ph # - 727-726-0763	FOR IMMEDIATE RELEASE NASDAQ: NICK Web site: www.nicholasfinancial.com

Nicholas Financial Reports

2nd Quarter Results

November 8, 2017 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced that for the three months ended September 30, 2017, diluted earnings per share decreased 84% to $0.04 as compared to $0.25 for the three months ended September 30, 2016. Net earnings were $0.3 million and $2.0 million for the three months ended September 30, 2017 and 2016, respectively. Revenue decreased 6% to $21.3 million for the three months ended September 30, 2017 as compared to $22.6 million for the three months ended September 30, 2016.

For the six months ended September 30, 2017, per share diluted net earnings decreased 76% to $0.15 as compared to $0.62 for the six months ended September 30, 2016. Net earnings were $1.2 million and $4.9 million for the six months ended September 30, 2017 and 2016, respectively. Revenue decreased 5% to $43.5 million for the six months ended September 30, 2017 as compared to $45.6 million for the six months ended September 30, 2016.

Our net earnings for the three and six months ended September 30, 2017 were adversely affected primarily by an increase in the provision for credit losses due to higher charge-offs and past-due accounts along with a reduction in the gross portfolio yield.

In March 2017, the Company began modifying its underwriting guidelines, including the use of alternative credit data, to improve pricing for proper risk. This, along with the impact of Hurricane Irma, has led to a 35% reduction in Contracts acquired during the six months ended September 30, 2017 as compared to the six months ended September 30, 2016.

Nicholas Financial, Inc. is one of the largest publicly-traded specialty consumer finance companies in North America. The Company operates branch locations in both Southeastern and Midwestern U.S. states. The Company has approximately 7,883,000 shares of voting common stock outstanding. For an index of Nicholas Financial, Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including general economic conditions, access to bank financing, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2017. Such statements are based on the beliefs of Company management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward-looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended September 30,		Six months ended September 30,
	2017	2016	2017	2016
Revenue:
Interest and fee income on finance receivables	$21,338	$22,647	$43,536	$45,562
Expenses:
Operating	8,177	9,223	16,846	18,144
Provision for credit losses	10,146	8,144	19,898	15,170
Interest expense	2,443	2,243	4,898	4,487
Change in fair value of interest rate swaps	8	(121)	17	(103)

	20,774	19,489	41,659	37,698

Operating income before income taxes	564	3,158	1,877	7,864
Income tax expense	220	1,188	720	2,991

Net income	$344	$1,970	$1,157	$4,873

Earnings per share:
Basic	$0.04	$0.25	$0.15	$0.63

Diluted	$0.04	$0.25	$0.15	$0.62

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	September 30,	March 31,
	2017	2017
Cash	$3,672	$2,855
Finance receivables, net	290,656	317,205
Other assets	14,583	13,552

Total assets	$308,911	$333,612

Line of credit	$188,000	$213,000
Other liabilities	10,426	11,752

Total liabilities	198,426	224,752

Shareholders’ equity	110,485	108,860

Total liabilities and shareholders’ equity	$308,911	$333,612

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	Three months ended September 30, (In thousands)		Six months ended September 30, (In thousands)
Portfolio Summary	2017	2016	2017	2016
Average finance receivables, net of unearned interest (1)	$332,402	$343,542	$339,431	$343,327

Average indebtedness (2)	$195,883	$208,461	$203,145	$209,437

Interest and fee income on finance receivables	$21,338	$22,647	$43,536	$45,562
Interest expense	2,443	2,243	4,898	4,487

Net interest and fee income on finance receivables	$18,895	$20,404	$38,638	$41,075

Gross portfolio yield (3)	25.68%	26.37%	25.65%	26.54%
Interest expense as a percentage of average finance receivables, net of unearned interest	2.94%	2.61%	2.89%	2.61%
Provision for credit losses as a percentage of average finance receivables, net of unearned interest	12.21%	9.48%	11.72%	8.84%

Net portfolio yield (3)	10.53%	14.28%	11.04%	15.09%
Marketing, salaries, employee benefits, depreciation, and administrative expenses as a percentage of average finance receivables, net of unearned interest	9.85%	10.60%	9.94%	10.51%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (4)	0.68%	3.68%	1.10%	4.58%

Write-off to liquidation (5)	13.23%	11.41%	12.68%	10.42%
Net charge-off percentage (6)	10.29%	9.36%	9.90%	8.43%
Allowance percentage (7)	6.24%	3.99%	6.11%	3.99%

Note: All three-month and six-month statement of income performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.
(2)	Average indebtedness represents the average outstanding borrowings under the Line.
(3)	Gross portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents (a) interest and fee income on finance receivables minus (b) interest expense minus (c) the provision for credit losses, as a percentage of average finance receivables, net of unearned interest.
(4)	Pre-tax yield represents net portfolio yield minus administrative expenses (marketing, salaries, employee benefits, depreciation, and administrative), as a percentage of average finance receivables, net of unearned interest.
(5)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases and originations minus ending receivable balance.
(6)	Net charge-off percentage represents net charge-offs (charge-offs less recoveries) divided by average finance receivables, net of unearned interest, outstanding during the period.
(7)	Allowance percentage represents the allowance for credit losses divided by average finance receivables, net of unearned interest, outstanding during the period.

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The following tables present certain information regarding the delinquency rates experienced by the Company with respect to automobile finance installment contracts (“Contracts”) and direct consumer loans (“Direct Loans”) on a gross basis which includes unearned interest, excluding any Chapter 13 bankruptcy accounts:

(In thousands, except percentages)

Contracts	Gross Balance Outstanding	31 – 60 days	61 – 90 days	91 – 120 days	Over 120	Total
September 30, 2017	$456,135	$27,260	$13,022	$7,501	$5,343	$53,126
		5.98%	2.85%	1.65%	1.17%	11.65%

September 30, 2016	$484,479	$29,327	$10,654	$5,249	$2,061	$47,291
		6.05%	2.20%	1.08%	0.43%	9.76%

Direct Loans	Gross Balance Outstanding	31 – 60 days	61 – 90 days	91 – 120 days	Over 120	Total
September 30, 2017	$10,566	$273	$59	$71	$146	$549
		2.59%	0.56%	0.67%	1.38%	5.20%

September 30, 2016	$11,088	$296	$87	$54	$17	$454
		2.67%	0.78%	0.49%	0.15%	4.09%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest (1):

	Three months ended September 30, (Purchases in thousands)		Six months ended September 30, (Purchases in thousands)
Contracts	2017	2016	2017	2016
Purchases	$25,782	$41,540	$52,943	$82,370
Weighted APR	21.99%	22.26%	22.15%	22.32%
Average discount	7.27%	7.01%	7.41%	7.08%
Weighted average term (months)	55	57	55	57
Average loan	$11,515	$11,565	$11,539	$11,608
Number of contracts	2,239	3,592	4,588	7,096

The following table presents selected information on the entire Contract portfolio of the Company (1):

	As of September 30,
Portfolio	2017	2016
Weighted APR	22.28%	22.53%
Weighted average discount	7.32%	7.39%
Weighted average term (months)	57	57
Number of active contracts	34,935	37,383

(1)	The table does not include any selected information on Direct Loans; which only accounts for approximately 2% of the Company’s total receivable portfolio.

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